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                                                                     Exhibit 2.1

                            ARTICLES OF INCORPORATION

                                       OF

                                 INTREX.COM,INC.


         I, the person hereinafter named as Incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of the Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

         FIRST: The name of the corporation (hereinafter called the Corporation) is Intrex.com, Inc.

         SECOND: The name of the Corporation's resident agent in the State of Nevada is CSC Services of Nevada, Inc., and the street address of the said agent where process may be served upon the corporation is 502 East John Street, Suite E, Carson City, Nevada. The mailing address and the street address of the said resident agent are identical.

         THIRD: The Corporation is authorized to issue a total of 60,000,000 shares consisting of 10,000,000 shares of preferred stock having a par value of $0.001 per share and 50,000,000 shares of common stock having a par value of $0.001 per share. The powers, preferences, rights, qualifications, limitations, or restrictions of the shares of stock of each class and series which the Corporation is authorized to issue, is as follows:

         PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of each such series and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of preferred Stock, the designation, powers, preferences, and relative participating, optional, and other rights, and the


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qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing the following:

                  (i) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

                  (ii) The rate and times at which, and the terms and conditions upon which dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of the Corporation or on any series of Preferred Stock and whether such dividends shall be cumulative or non-cumulative.

                  (iii) The right, if any, of the holders of shares of the same series to convert the same into, or exchange the same for any other class or classes of the Corporation and the terms and conditions of such conversion or exchange;

                  (iv) Whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of any class or classes of stock of the Corporation, cash or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

                  (v) The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of the Corporation;

                  (vi) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

                  (vii) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include
(A) the right to more or less than one vote per share on any or all matters voted on by the shareholders, and (B) the right to vote as a series by itself or together with other series of preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of


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directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the board of directors my determine.

         No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

         FOURTH: The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director."

         The number of members constituting the first Board of Directors of the Corporation is five; and the names and the post office box or street address, either residence or business, of said members are as follows:

             Name                                  Address
             ----                                  -------

Richard H. Bach                            63 Wall Street, 21st Floor
                                           New York, New York 10005

Carl R. Walston                            63 Wall Street, 21st Floor
                                           New York, New York 10005

David M. Weiss                             63 Wall Street, 21st Floor
                                           New York, New York 10005

Ara Proudian                               63 Wall Street, 21st Floor
                                           New York, New York 10005

Laurence H. Lentchner                      63 Wall Street, 21st Floor
                                           New York, New York 10005


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         The number of directors of the Corporation may be increased or decreased in the manner provided in the By-Laws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between election of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

         FIFTH: The name and the post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows:

             Name                                  Address
             ----                                  -------

         Toni Srour                         Snow Becker Krauss P.C.
                                            605 Third Avenue
                                            New York, New York 10158

         SIXTH: The Corporation shall have perpetual existence.

         SEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

         EIGHTH: The Corporation may, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         NINTH: The Corporation may engage in any lawful activity.

         TENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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             IN WITNESS WHEREOF, I do hereby execute these Articles of
Incorporation on May 13, 1999.




                                           ------------------------------------
                                           Toni Srour





STATE OF  NEW YORK     )
                       )ss.:
COUNTY OF NEW YORK     )

         On this 13th day of May 1999, personally appeared before me, a Notary Public in and for the State and County aforesaid, Toni Srour, known to me to be the person described in and who executed the foregoing Articles of Incorporation, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

         WITNESS my hand and official seal, the day and year first above written.



                                           ------------------------------------
                                           Notary Public


(Notarial Seal)




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